                                                                      Exhibit 11



                   Western Pennsylvania Adventure Capital Fund
              Schedule of Computation of Earnings Per Common Share
                                 For the Periods

                                                         April 1, 2001    January 1, 2001
                                                            through           Through
                                                         June 30, 2001     June 30, 2001
                                                         -------------     -------------
                                                          (unaudited)       (unaudited)
Net Income (Loss)                                        $  (1,425,379)    $  (1,303,901)
                                                         =============     =============

Weighted Average Number of Common Shares Outstanding
                                                             4,224,870         4,214,141
                                                         =============     =============

Earnings (Loss) per Common Share                         $       (0.34)    $       (0.31)
                                                         =============     =============


                                                         April 1, 2000    January 1, 2000
                                                            through           Through
                                                         June 30, 2000     June 30, 2000
                                                         -------------     -------------
                                                          (unaudited)       (unaudited)

Net Income                                               $      21,486     $      28,010
                                                         =============     =============

Weighted Average Number of Common Shares Outstanding
                                                             4,239,072         4,059,716
                                                         =============     =============

Earnings per Common Share                                $        0.01     $        0.01
                                                         =============     =============